Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 9, 2019, by and among MRI Interventions, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 of Regulation D (as defined below), the Company desires to issue and sell to the Purchasers, and the Purchasers desires to purchase from the Company, up to 2,682,000 shares of Common Stock, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Article I
DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“8-K Filing” has the meaning set forth in Section 4.4.

“Action” means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Advice” shall have the meaning set forth in Section 6.6(b).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“BHCA” has the meaning set forth in Section 3.1(tt).

“Board of Directors” means the board of directors of the Company.

“Board Materials” has the meaning set forth in Section 5.1(f).

“Board Rights Termination Date” has the meaning set forth in Section 5.1(b).

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In Price” has the meaning set forth in Section 4.1(d).

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means May 17, 2019, or such other Trading Day as the parties may agree, not later than the fifth Trading Day thereafter, when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 7.1 and 7.2 hereof are satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Bass, Berry & Sims PLC, or such other legal counsel as may be engaged by the Company.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Confidential Information” means, as it relates to any Purchaser or the Purchaser Director, any and all information or data concerning the Company or its affiliates, whether in verbal, visual, written, electronic or other form, which is disclosed to such Purchaser or, in the case of the Lead Purchaser, the Purchaser Director by the Company or any director, officer, employee or agent of the Company (including all Board Material that is non-public information), together with all information discerned from, based on or relating to any of the foregoing which may be prepared or created by such Purchaser or, in the case of the Lead Purchaser, the Purchaser Director or any of its affiliates, or any of its respective representatives, including directors, officers, employees, agents or advisors; provided, however, that “Confidential Information” shall not include information that:

(i)        is or becomes generally available to the public other than as a result of disclosure of such information by such Purchaser, any of its affiliates, any of its representatives, or, in the case of the Lead Purchaser, the Purchaser Director;

(ii)       is independently developed by such Purchaser, any of its affiliates, any of its representatives, or, in the case of the Lead Purchaser, the Purchaser Director without use of Confidential Information provided by the Company or by any director, officer, employee or agent thereof;

(iii)      becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not, to the recipient’s knowledge, prohibited from disclosing such information to such Purchaser or any of its affiliates, any of its respective representatives, or, in the case of the Lead Purchaser, the Purchaser Director by any contractual, legal or fiduciary obligation to the Company; or

(iv)       was known by such Purchaser, any of its affiliates, or, in the case of the Lead Purchaser, the Purchaser Director prior to receipt from the Company or from any director, officer, employee or agent thereof.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Governance and Nominating Committee” has the meaning set forth in Section 5.1(b).

“Demand Notice” has the meaning set forth in Section 6.1(a).

“Demand Registration Statement” has the meaning set forth in Section 6.1(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disqualification Event” has the meaning set forth in Section 3.1(xx).

“DTC” has the meaning set forth in Section 4.1(c).

“Effectiveness Date” means, with respect to a Demand Registration Statement required to be filed hereunder, the 75th calendar day following receipt by the Company of the Demand Notice, (or, in the event of a “full review” by the Commission, the 100th calendar day following such date) and with respect to any additional Registration Statements which may be required pursuant to Section 6.1(e), the 45th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 70th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” has the meaning set forth in Section 6.1(a).

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“Evaluation Date” has the meaning set forth in Section 3.1(t).

“Event” has the meaning set forth in Section 6.1(h).

“Event Date” has the meaning set forth in Section 6.1(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” has the meaning set forth in Section 3.1(gg).

“FDA” has the meaning set forth in Section 3.1(qq).

“FDCA” has the meaning set forth in Section 3.1(qq).

“Federal Reserve” has the meaning set forth in Section 3.1(tt).

“Filing Date” means, with respect to a Demand Registration Statement required hereunder the 30th calendar day following the receipt by the Company of the Demand Notice, provided that if such Filing Date falls on a day that is not a Trading Day, then the Filing Date shall be the next succeeding Trading Day, and, with respect to any additional Registration Statements which may be required pursuant to Section 6.1(e), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indebtedness” means (i) any liabilities for borrowed money in excess of $50,000 (which, for the avoidance of doubt, does not include trade accounts payable), (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions made in the ordinary course of business, and (iii) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Indemnified Person” has the meaning set forth in Section 4.9(c).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Issuer Covered Person” has the meaning set forth in Section 3.1(xx).

“Lead Purchaser” means PTC Therapeutics, Inc.

“Lead Purchaser Representative” means any individual designated from time to time by the Lead Purchaser to represent the Company with respect to matters relating to this Agreement.

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, pledge, easement or other restriction of any kind.

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, liabilities, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market or other conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided, that such effects are not borne to a materially disproportionate degree by the Company compared to other companies operating in the same industry as the Company; (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement or this offering; or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Material Contract” means any contract of the Company that is required to be filed as an exhibit to the SEC Reports.

“Material Permits” has the meaning set forth in Section 3.1(n).

“Money Laundering Laws” has the meaning set forth in Section 3.1(uu).

“OFAC” has the meaning set forth in Section 3.1(ll).

“Participation Maximum” has the meaning set forth in Section 4.13(a).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Personal Information” has the meaning set forth in Section 3.1(vv).

“Pre-Notice” has the meaning set forth in Section 4.13(a).

“Press Release” has the meaning set forth in Section 4.4.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and/or quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTCQB tiered marketplace organized by OTC Markets Group Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Product” has the meaning set forth in Section 3.1(qq).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Public Information Failure” has the meaning set forth in Section 4.2.

“Public Information Failure Payments” has the meaning set forth in Section 4.2.

“Purchase Price” means $3.10 per Share.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Director” means a director designated for nomination by the Lead Purchaser and elected or appointed pursuant to the provisions of Sections 5.1(a) and 5.1(b).

“Purchaser Nominee” has the meaning set forth in Section 5.1(b).

“Purchaser Party” has the meaning set forth in Section 4.9(a).

“Registrable Amount” shall mean a number of shares of Common Stock equal to one percent (1%) of the outstanding Common Stock.

“Registrable Securities” means, as of any date of determination, (a) the shares of Common Stock issued or issuable to the Lead Purchaser in accordance with the terms of this Agreement, (b) any securities issued or issuable to the Lead Purchaser in accordance with a Subsequent Financing or otherwise after the date hereof, or (c) any securities issued or then issuable to the Lead Purchaser upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) if (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Lead Purchaser in accordance with such effective Registration Statement, (y) such Registrable Securities have been previously sold in accordance with Rule 144, or (z) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the Lead Purchaser (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Article VI, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Regulation D” means Regulation D promulgated by the Commission pursuant to the Securities Act, as such regulation may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Regulation.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Required Delivery Date” has the meaning set forth in Section 4.1(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 172” means Rule 172 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions” has the meaning set forth in Section 3.1(ll).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock being acquired by the Purchasers pursuant to this Agreement.

“Short Sales” include, without limitation (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount paid by such Purchaser, and accepted by the Company, for the Shares purchased hereunder as set forth on such Purchaser’s signature page hereto.

“Subsequent Financing” has the meaning set forth in Section 4.13(a).

“Subsequent Financing Notice” has the meaning set forth in Section 4.13(a).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market (any market tier) or the OTCQX or OTCQB tiered marketplace organized by OTC Markets Group Inc., on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Co., the current transfer agent of the Company, or any successor transfer agent for the Company.

“Transfer Agent Instructions” has the meaning set forth in Section 2.2(a)(iii).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the applicable Purchaser reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Article II
PURCHASE AND SALE

2.1       Closing.

(a)       Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, such number of Shares equal to the quotient resulting from the dividing the Subscription Amount by the Purchase Price, rounded down to the nearest whole share.

(b)       Closing. The Closing of the purchase and sale of the Shares pursuant hereto shall take place at the offices of Bass, Berry & Sims PLC on the Closing Date or at such other location or remotely by facsimile transmission or other electronic means as determined by the Company and the Lead Purchaser.

(c)       Form of Payment. Unless otherwise agreed by the Company, on or before the Closing Date, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the written wire transfer instructions provided by the Company.

2.2       Closing Deliveries.

(a)       At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchasers the following (the “Company Deliverables”):

(i)        this Agreement, duly executed by the Company;

(ii)       facsimile copies of the issued and duly executed Shares being purchased by such Purchasers at the Closing pursuant to this Agreement;

(iii)      a copy of the irrevocable Transfer Agent Instructions, which instructions shall request and authorize the Transfer Agent to issue and register the Shares in the names of the Purchasers and shall have been delivered to and acknowledged in writing by the Transfer Agent (the “Transfer Agent Instructions”);

(iv)      a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the certificate of incorporation and bylaws of the Company and (c) certifying that each officer of the Company who signed any Transaction Document was duly elected or appointed, qualified and acting as an officer of the Company at the respective times of the signing and delivery thereof and was duly authorized to sign such document on behalf of the Company;

(v)       a certificate of an executive officer of the Company, dated as of the Closing Date, to the effect that each of the conditions set forth in clauses (a), (b) and (d) of Section 7.1 is satisfied;

(vi)      an opinion of Company Counsel, dated as of the Closing Date, in substantially the form of Exhibit A hereto; and

(vii)     satisfactory evidence of the good standing of the Company from the Secretary of State for the States of Delaware and California, respectively.

(b)       At or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)        this Agreement, duly executed by each Purchaser;

(ii)       its Subscription Amount, in United States dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer in accordance with the Company’s written instructions; and

(iii)       a fully completed and duly executed Investor Questionnaire in the form attached hereto as Exhibit B.

Article III
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each Purchaser:

(a)       Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary, if any, free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary, if any, are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)        Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the knowledge of the Company, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)       Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)       No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws, assuming the correctness of the representations and warranties made by the Purchasers herein), or by which any property or asset of the Company is bound or affected.

(e)       Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Principal Trading Market) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act and (iii) the filings contemplated in Section 4.4 and Article VI of this Agreement (collectively, the “Required Approvals”).

(f)       Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g)       Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company as of March 31, 2019 (whether then convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto. Except as set forth in Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth in Schedule 3.1(g), the issuance and sale of the Shares and the transactions contemplated by this Agreement, including by Section 4.13 and Article VI, will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares.

(h)       SEC Reports; Disclosure Materials. The Company has filed with the Commission all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” or the “Disclosure Materials,” as context requires), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected or updated by a subsequent amendment or restatement, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed (or incorporated by reference) as an exhibit to the SEC Reports.

(i)       Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(j)       Material Changes. Since December 31, 2018, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) except as disclosed in the SEC Reports, the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records other than any alterations that are consistent with any changes in GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) except as disclosed in the SEC Reports, there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. No event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Business Day prior to the date that this representation is made or deemed to be made.

(k)       Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares and the other transactions contemplated by this Agreement or (ii) except as disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has within the past ten years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, within the past ten years there has not been, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)       Employment Matters. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and each Subsidiary believes that its relationship with its employees is good. No current executive officer of the Company (as defined in Rule 501(f) under the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no current executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement with the Company, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(m)       Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, its Subsidiaries or their respective properties or assets, or (iii) is or has been in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority or self-regulatory organization (including the Principal Trading Market), including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, applicable to the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)       Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have a Material Adverse Effect (“Material Permits”). Neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or material adverse modification of any such Material Permits or any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any federal, state, local or foreign regulatory authority alleging or asserting non-compliance with any Material Permit.

(o)       Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them, if any. The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except as disclosed in Schedule 3.1(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(p)       Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses (collectively, the “Intellectual Property Rights”). There is no pending or, to the knowledge of the Company, threatened Action or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of such Person. To the knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiaries in material violation of any contractual obligation binding on the Company or any Subsidiaries or, to the knowledge of the Company, upon any of their officers, consultants, directors or employees. Except as could not have or reasonably be expected to not have a Material Adverse Effect, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.

(q)       Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the knowledge of the Company, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(r)       Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the executive officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(s)       Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(t)       Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, (i) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)       Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than placement agent, legal, accounting and other fees and expenses customary in similar offerings that are being paid by the Company. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(v)       Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(w)       Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be and will not be required to be registered as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(x)       Registration Rights. Other than the Purchasers, as applicable, and except as set forth on Schedule 3.1(x) hereto, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(y)       Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from the Principal Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(z)       Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(aa)     Disclosure. The Company confirms that it has not provided, and to the knowledge of the Company, none of its executive officers, directors, employees nor any other Person acting on its or their behalf has provided, any Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information (i) except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the manner contemplated by Section 4.4 hereof, or (ii) unless such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(bb)    No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause this offering to be integrated with prior offerings by the Company for purposes of any stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or quoted.

(cc)    Tax Matters. The Company and each of its Subsidiaries (i) has prepared and filed (or has requested valid extensions for) all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company, except in either case where the failure to prepare, file or pay would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the Company or any of its Subsidiaries by the taxing authority of any jurisdiction.

(dd)    Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, there is no pending investigation or investigation threatened that could reasonably be expected to lead to such a claim.

(ee)    No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D).

(ff)     Accredited Investors Only. Upon Closing, and assuming the accuracy of the Purchasers’ representations and warranties under this Agreement, the Company has offered and sold the Shares only to “accredited investors” as such term is defined pursuant to the Securities Act and Rule 501 under Regulation D.

(gg)     Unlawful Payments. None of the Company, any of its Subsidiaries, nor any directors, executive officers, employees, or, to the knowledge of the Company, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for or on behalf of the Company: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or any other applicable anti-corruption laws; or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee. The Company and the Subsidiaries have conducted their business in compliance with the FCPA and any other applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

(hh)     Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed and would have a Material Adverse Effect.

(ii)       Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares. The Company represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj)      Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares in violation of Regulation M under the Exchange Act.

(kk)    PFIC. Neither the Company nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ll)      OFAC. Neither the Company nor any of its Subsidiaries is, and, to the knowledge of the Company, no director, executive officer, agent, employee, Affiliate or other Person acting for or on behalf of the Company or any of its Subsidiaries is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanction authority. The Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Person (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of sanctions administered by OFAC or any other relevant sanctions authority (“Sanctions”), (ii) to fund or facilitate any activities of or business in any country or territory that is the subject of Sanctions or (iii) in any other manner that will result in a violation by any Person (including the Purchasers) of Sanctions.

(mm)      No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(nn)       Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(oo)       Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

(pp)       Solvency. Based on the financial condition of the Company as of the Closing Date, immediately after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments that are required to be disclosed in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(qq)      FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (the “FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (the “FDCA”) or other applicable law, rule or regulation, or other applicable governmental, administrative or regulatory authority, including those outside the United States, that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company (each such product, a “Product”), such Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under the FDCA and similar applicable laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the knowledge of the Company, threatened, Action against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other applicable governmental, administrative or regulatory authority, including those outside the United States, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (vi) otherwise alleges any violation of any such laws, rules or regulations by the Company, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and any other applicable governmental, administrative or regulatory authority, including those outside the United States. The Company has not been informed by the FDA or any other applicable governmental, administrative or regulatory authority, including those outside the United States, that it will prohibit the marketing, sale, license or use in the United States or other applicable jurisdiction of any product proposed to be developed, produced or marketed by the Company nor has the FDA or any other applicable governmental, administrative or regulatory authority, including those outside the United States, expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(rr)      Stock Option Plan. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ss)     Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s reasonable request.

(tt)     Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(uu)     Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions where the Company and the Subsidiaries conduct their business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(vv)     Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To the extent the Company maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company is in compliance in all material respects with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

(ww)     Disclosure. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the schedules attached hereto, and no certificate furnished or to be furnished to the Purchasers at the Closing contains any untrue statement of a material fact or to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(xx)       No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(yy)     Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

(zz)      Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2       Representations and Warranties of each Purchaser. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)       Authority. The Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If the Purchaser is not an individual, the execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Purchaser. Each Transaction Document to which the Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby, will not (i) if applicable, result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder or any of the other Transaction Documents to which such Purchaser is a party.

(c)       Investment Intent. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, and such Purchaser is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares to or through any person or entity. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)       Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor Questionnaire delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and the Closing Date; provided, that the Purchaser shall be entitled to update such information by providing written notice thereof to the Company.

(e)       General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)       Experience. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g)       Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this offering and the merits and risks of investing in the Shares, (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares. The Purchaser has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in this Agreement.

(h)       Certain Trading Activities. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding the specific investment contemplated hereby. Other than to other Persons party to this Agreement and its representatives, including its legal counsel, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of this transaction. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

(i)       Brokers and Finders. Such Purchaser has not entered into an agreement, arrangement or understanding that purports to provide any Person with any right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement.

(j)       Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. The Purchaser agrees that neither such Purchaser nor the officers, directors or employees of such Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

(k)       Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(l)       No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of this offering.

(m)       Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(n)       Residency. The Purchaser’s offices in which its investment decision with respect to the Shares was made are located at the address immediately below such Purchaser’s name on its signature page hereto.

Article IV
OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)       Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided, that such Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)       Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by such Purchaser transferee of the pledge. No notice shall be required of such pledge, but such Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the applicable Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)       Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue or cause to be issued a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped, if (i) such Shares are registered for resale under the Securities Act (provided, that if a Purchaser is selling pursuant to a registration statement, such Purchaser agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144, (iii) if such Shares are eligible to be sold, assigned or transferred under Rule 144 (provided, that a Purchaser provides the Company with reasonable assurances that such Shares are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided, that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). The Company, at its expense, shall cause Company Counsel to issue any legal opinion (including, without limitation, the opinion referred to in the Transfer Agent Instructions) to the Transfer Agent in connection with any sale or transfer pursuant to Rule 144 in compliance with this Section 4.1(c). Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the removal of such legend shall be borne by the Company. At such time as a legend is no longer required for certain Shares, the Company will no later than three Trading Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate representing Shares (in the form and accompanied by the documentation necessary to affect the reissuance and/or transfer) and any other documents required by Section 4.1(a) (the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser either: (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate representing such Shares that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of such Purchaser’s or such Purchaser’s nominee with DTC or such certificate is required to be delivered to such Purchaser pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Notwithstanding any of the foregoing to the contrary, certificates for Shares subject to legend removal hereunder shall, upon the applicable Purchaser’s request, be transmitted by the Transfer Agent to such Purchaser by crediting the applicable balance account at the Depository Trust Company as directed by such Purchaser.

(d)       In addition to the Purchasers’ other available remedies, the Company shall pay to each Purchaser, in cash, the greater of (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the VWAP of the Common Stock on the date such Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until the aggregate number of shares of Common Stock to which such Purchaser shall be entitled to is credited to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or such certificate is delivered without a legend, as applicable and (ii) if (1) the Company fails to credit to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system the aggregate number of shares of Common Stock to which such Purchaser shall be entitled to by the Required Delivery Date or issue and deliver (or cause to be delivered) to such Purchaser by the Required Delivery Date a certificate representing the Shares so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (2) after the Required Delivery Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares and ending on the date of such delivery and payment under this clause (ii).

(e)       Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Each Purchaser agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, such Purchaser will refrain from selling such Shares until such time as such Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(d).

4.2       Furnishing of Information. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Lead Purchaser’s other available remedies, the Company shall pay to the Lead Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of the Lead Purchaser’s Shares on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Lead Purchaser to transfer the Shares pursuant to Rule 144. The payments to which the Lead Purchaser shall be entitled pursuant to this Section 4.2 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Lead Purchaser’s right to pursue actual damages for the Public Information Failure, and the Lead Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3       No Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4       Securities Laws Disclosure; Publicity. The Company shall issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”) no later than 9:00 A.M., New York City time, on the Trading Day immediately following the date of this Agreement. In addition, the Company shall file a Current Report on Form 8-K (the “8-K Filing”) with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K this Agreement) on or before the fourth Business Day following the date hereof. The Company shall submit drafts of the Press Release and the 8-K Filing to the Lead Purchaser prior to issuing or filing, as applicable, allowing a reasonable amount of time for the Lead Purchaser’s to review and comment on such drafts. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, which written agreement shall survive the execution of this Agreement and the Closing. The Company and the Lead Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any such press release nor otherwise make any such public statement without the prior written consent of the Company, with respect to any press release of the Purchasers, or without the prior written consent of the Lead Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchasers, or include the name of the Purchasers in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchasers, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission or (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5       Confidentiality.

(a)       Transaction Documents. Each Purchaser, severally and not jointly with the other Purchasers, covenants that, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, (i) such Purchaser shall maintain the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of this transaction and the information included in the Transaction Documents, and (ii) neither such Purchaser nor any Person acting on its behalf or pursuant to any understanding with it shall engage in any purchase or sale of securities of the Company (including Short Sales). Notwithstanding the preceding clause (ii), in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that has knowledge about the financing transaction contemplated by this Agreement.

(b)       Confidential Information. Each Purchaser shall (i) retain all Confidential Information in strict confidence; (ii) not release or disclose Confidential Information in any manner to any other person (other than disclosures to its affiliates or to any of its or their representatives who (A) have a need to know such information; and (B) are informed of its confidential nature); and (iii) use the Confidential Information solely in connection with such Purchaser’s rights hereunder or for purposes of evaluating such Purchaser’s continued investment in the Company or any ongoing relationship with the Company and not for any other purpose; provided, however, that the foregoing shall not apply to the extent such Purchaser, its affiliates, any of its or their representatives or the Purchaser Director is compelled to disclose Confidential Information by judicial or administrative process, pursuant to the advice of its outside counsel, or by requirements of law; provided further that, if legally permissible, prior written notice of such disclosure shall be given to the Company so that the Company may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such person is compelled to disclose.

Each Purchaser acknowledges that the Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. None of the Purchasers, any of their affiliates or their representatives shall, by virtue of the Company’s disclosure of, or such person’s use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Company.

Each Purchaser agrees that, upon the request of the Company (with respect to the Lead Purchaser, not earlier than five (5) Business Days following the Board Rights Termination Date), it will (and will cause its affiliates and its and their representatives to) promptly (i) return all physical materials containing or consisting of Confidential Information and all hard copies thereof in their possession or control; and (ii) destroy all electronically stored Confidential Information in their possession or control; provided, however, that each of the Purchasers, their affiliates, and its and their representatives may retain any electronic or written copies of Confidential Information as may be (A) stored on its electronic records or storage system resulting from automated back-up systems; (B) required by law, other regulatory requirements, or internal document retention policies; or (C) contained in board presentations or minutes of board meetings of the Lead Purchaser or its affiliates; provided further that any such retained Confidential Information shall remain subject to this Section 4.5(b). In addition, the Lead Purchaser’s legal counsel may retain one copy of any Confidential Information for archival purposes only.

4.6       Shareholder Rights Plan. No claim shall be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Shares under the Transaction Documents or under any other written agreement between the Company and the Purchasers.

4.7       Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company reasonably believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. To the extent that the Company delivers any material, non-public information to any Purchaser without the such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, and of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

4.8       Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes and shall not use such proceeds for: (a) the redemption of any equity securities of the Company, or (b) the settlement of any outstanding litigation.

4.9       Indemnification.

(a)       Indemnification of Purchasers and Holders. Subject to the provisions of this Section 4.9, the Company, will notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, Holder, the officers, directors, members, shareholders, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls such Purchaser or any Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents, brokers, investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person (each, a “Purchaser Party”), to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) any Proceeding instituted against such Purchaser or Holder in any capacity, or any other Purchaser Party, by any stockholder of the Company who is not an Affiliate of such Purchaser or Holder, with respect to any of the transactions contemplated by the Transaction Documents (unless such Proceeding is based upon a breach of such Purchaser’s representations, warranties or covenants under any of the Transaction Documents or any agreements or understandings such Purchaser or Holder may have with any such stockholder or any violations by such Purchaser or Holder of any applicable laws or any conduct by such Purchaser or Holder which constitutes fraud, gross negligence, willful misconduct or malfeasance) or (iii) (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (x) such untrue statements or omissions are based solely upon information regarding such Purchaser or Holder furnished in writing to the Company by such Purchaser or Holder expressly for use therein, or to the extent that such information relates to such Purchaser or Holder or such Purchaser’s or Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser or Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (y) in the case of an occurrence of an event of the type specified in Section 6.3(c)(iii)-(vi), the use by such Purchaser or Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Purchaser or Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Purchaser or Holder and prior to the receipt by such Purchaser or Holder of the Advice contemplated in Section 6.5(b). The Company shall notify the Purchasers and Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Purchasers or Holders.

(b)       Indemnification by Purchasers or Holders. Each Purchaser or Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser or Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Purchaser’s or Holder’s information provided in writing by the Purchaser or Holder to the Company in connection with the preparation of the Registration Statement or Prospectus or information regarding the proposed method of distribution of Registrable Securities, in each case that was reviewed and expressly approved in writing by such Purchaser or Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Purchaser or Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser or Holder in connection with any claim relating to this Section 4.9 and the amount of any damages such Purchaser or Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser or Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)       Procedures. Promptly after receipt by the party seeking indemnification (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought pursuant to this Section 4.9, such Indemnified Person shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Person”) in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such Proceeding; provided, however, that the failure of any Indemnified Person so to notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent that the Indemnifying Person is actually and materially prejudiced by such failure to notify. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Person shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Indemnifying Person shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Person shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Person shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding. The indemnity and contribution agreements contained in this Section 4.9 are in addition to any liability that the Indemnifying Person may have to the Indemnified Persons.

(d)       Contribution. If the indemnification under Section 4.9(a) or (b) is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless for any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and Indemnified Person in connection with the actions, statements or omissions that resulted in such losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Person and Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Person or Indemnified Person, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, liabilities, obligations, claims, contingencies, damages, costs or expenses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 4.9(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.9(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Purchaser or Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser or Holder in connection with any claim relating to this Section 4.9 and the amount of any damages such Purchaser or Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

4.10       Form D; Blue Sky; Required Approvals. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to any Purchaser, promptly upon such Purchaser’s written request. The Company shall take such action as the Company shall reasonably determine is necessary in order to qualify the Shares for sale at the Closing to the Purchasers, or to obtain an exemption from such qualification, under applicable state securities or “blue sky” laws, and the Company shall provide evidence of such actions promptly upon the written request of any Purchaser. The Company shall promptly obtain all outstanding Required Approvals.

4.11       Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.12       Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, to each Purchaser the certificates evidencing Shares purchased by such Purchaser within three Trading Days following the Closing Date.

4.13     Participation in Future Financing.

(a)       At any time prior to the later of (i) the date that is the twenty four (24) month anniversary of the Closing Date and (ii) the date as of which the Lead Purchaser beneficially owns less than 500,000 shares of Common Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination of such instruments (a “Subsequent Financing”), the Lead Purchaser shall have the right to participate in the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing, in an amount of the Subsequent Financing equal to up to the Participation Maximum. The “Participation Maximum” shall mean the greater of (x) such portion of the Subsequent Financing that is equal to the number of shares of Common Stock deemed to be beneficially owned by the Lead Purchaser immediately prior to the closing of the Subsequent Financing (based upon documentation or written representation reasonably satisfactory to the Company), divided by the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion or exercise of outstanding Common Stock Equivalents deemed to be beneficially owned by the Lead Purchaser and included in the numerator) immediately prior to the closing of the Subsequent Financing or (y) 10.5% of the Subsequent Financing. At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Lead Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Lead Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Lead Purchaser, and only upon a request by the Lead Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to the Lead Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b)       In the event the Lead Purchaser desires to participate in such Subsequent Financing, the Lead Purchaser must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the third (3rd) Trading Day after the Company has delivered the Pre-Notice that the Lead Purchaser is willing to participate in the Subsequent Financing, the amount of the Lead Purchaser’s participation, and representing and warranting that the Lead Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Lead Purchaser as of such third (3rd) Trading Day, the Lead Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c)       If by 5:30 p.m. (New York City time) on the third (3rd) Trading Day after the Company has delivered the Pre-Notice, notifications by the Lead Purchaser of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice; provided, that for the avoidance of doubt, the Lead Purchaser shall not be entitled, without the consent of the Company, to participate in a Subsequent Financing in an amount more than the Participation Maximum.

(d)       The Company must provide the Lead Purchaser with a second Subsequent Financing Notice, and the Lead Purchaser will again have the right of participation set forth above in this Section 4.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(e)       The Company and the Lead Purchaser agree that if the Lead Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Lead Purchaser shall be required to agree to any restrictions on trading as to any of the Shares purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Lead Purchaser.

(f)       Notwithstanding anything to the contrary in this Section 4.13 and unless otherwise agreed to by the Lead Purchaser, the Company shall either confirm in writing to the Lead Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Lead Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Lead Purchaser, such transaction shall be deemed to have been abandoned and the Lead Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(g)       Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance.

Article V
Corporate Governance

5.1       Board Matters; Director Designation Rights.

(a)       Effective as of the Closing Date, the Company will (i) increase the size of the Board of Directors to seven directors, (ii) fill the vacancy created by virtue of such increase in the size of the Board of Directors with an individual (Y) designated by the Lead Purchaser and (Z) reasonably acceptable to the Board of Directors, and (iii) take any and all actions necessary to include such individual in the Company’s slate of nominees for the election of directors at the Company’s 2019 annual stockholders meeting.

(b)       From and after the Closing Date and ending on the date that the Lead Purchaser no longer beneficially owns at least 500,000 shares of Common Stock, as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification effected after the date hereof (the “Board Rights Termination Date”), the manner of selecting nominees for the Board of Directors will be as follows: in connection with each meeting of stockholders of the Company at which directors are to be elected, the Lead Purchaser will have the right (but not an obligation) to designate for nomination (it being understood that such nomination will include any nomination of any incumbent Purchaser Director for reelection to the Board of Directors) by the Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) a Purchaser Director (such designee, an “Purchaser Nominee”). The Lead Purchaser shall provide written notice to the Corporate Governance and Nominating Committee of the Purchaser Nominee no later than the date that is sixty (60) days prior to the anniversary of the date that the Company’s annual proxy statement for the prior year’s annual meeting was mailed to stockholders; provided, however, that if the Lead Purchaser fails to provide such notice in a timely manner, then the Lead Purchaser shall be deemed to have nominated the incumbent Purchaser Director in a timely manner.

(c)       Subject to Section 5.1(d), the Company and the Board of Directors, including the Corporate Governance and Nominating Committee, shall cause the Purchaser Nominee designated in accordance with Section 5.1(b) to be included in the Company’s slate of nominees for such stockholders’ meeting at which directors are elected, shall take all actions necessary or advisable to recommend such Person for election to the Board of Directors and to solicit proxies in favor of the Purchaser Nominee at any such meeting and shall not submit to the Company’s stockholders a greater number of director nominees for election at such meeting than positions to be filled by election at such meeting. In the event that the Purchaser Nominee is not elected at the meeting of stockholders, the Lead Purchaser will have the right to designate an alternate Purchaser Director to fill the vacancy on the Board of Directors and the Company and the Board of Directors, including the Corporate Governance and Nominating Committee will, subject to Section 5.1(d), within five (5) Business Days nominate for election or appoint, as applicable, such Person so designated.

(d)       Notwithstanding anything to the contrary in this Agreement, neither the Corporate Governance and Nominating Committee, the Company nor the Board of Directors shall be under any obligation to nominate and recommend a Purchaser Nominee if, as determined in good faith by the other directors of the Board of Directors based on advice of outside counsel, service by such nominee as a director would reasonably be expected to violate applicable law, the rules or regulations of the primary stock exchange or quotation system on which the Common Stock is listed or quoted, in which case the Lead Purchaser will be entitled to designate an alternate Purchaser Nominee within ten (10) Business Days.

(e)       Upon the death, resignation, retirement, incapacity, disqualification or removal from office for any other reason of a Purchaser Director, the Lead Purchaser will have the right to designate the replacement for the Purchaser Director and the Company and the Board of Directors, including the Corporate Governance and Nominating Committee, will, subject to Section 5.1(d), within five (5) Business Days nominate for election or appoint, as applicable, such Person so designated in accordance with this Section 5.1(e).

(f)       The Purchaser Director and Lead Purchaser acknowledge and agree that the Purchaser Director will not be entitled to any compensation, cash or otherwise, from the Company in connection with the Purchaser Director’s service on the Board of Directors; provided that the Purchaser Director shall be entitled to the benefits of the same insurance, indemnification, reimbursement and other policies generally applicable to non-employee directors of the Board of Directors.

(g)       At any time there is not a Purchaser Director serving on the Board of Directors, the Company shall provide to the Lead Purchaser copies of all notices, minutes, consents and other materials that it provides to the Board of Directors (collectively, “Board Materials”), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board of Directors. The Lead Purchaser may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided. Notwithstanding anything herein to the contrary, the Company may exclude the Lead Purchaser from access to any Board Materials if the Board of Directors concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company or its affiliates and its counsel (provided, however, that any such exclusion shall only apply to such portion of such material which would be required to preserve such privilege); (ii) such Board Materials relate to the Company’s or its affiliates’ relationship, contractual or otherwise, with the Lead Purchaser or its affiliates or any actual or potential transactions between or involving the Company or its affiliates and the Lead Purchaser or its affiliates; or (iii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company or any of its affiliates is a party or otherwise bound. To the extent that any information obtained by the Lead Purchaser from the Company (or any director, officer, employee or agent thereof) is Confidential Information, the Lead Purchaser shall treat any such Confidential Information as confidential in accordance with the terms and conditions set out in Section 4.5.

(h)       At any time there is not a Purchaser Director serving on the Board of Directors, the Lead Purchaser shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Lead Purchaser regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans. In addition, at any time there is not a Purchaser Director serving on the Board of Directors, upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, the Lead Purchaser may address the Board of Directors with respect to the Lead Purchaser’s concerns regarding significant business issues facing the Company.

(i)       Notwithstanding anything in this Agreement to the contrary, the Purchaser Director may share with, and otherwise make available to, the Lead Purchaser any information and materials it receives, in its capacity as a Purchaser Director, from or on behalf of the Company and its Subsidiaries, provided, that any such information and materials shared shall be subject to Section 4.5.

Article VI
REGISTRATION RIGHTS

6.1       Demand Registration Statement.

(a)       If, at any time after the earlier of (A) the date that is the twenty four (24) month anniversary of the Closing Date and (B) the Board Rights Termination Date, there is not an effective Registration Statement covering the resale of all of the Registrable Securities, the Lead Purchaser may provide a notice (the “Demand Notice”) to the Company requesting that the Company file a Registration Statement with respect to all or a portion of its Registrable Securities as specified in such notice (a “Demand Registration Statement”). The Company shall use its best efforts to expeditiously effect the registration of all Registrable Securities for an offering to be made on a delayed or continuous basis pursuant to Rule 415 as requested by the Lead Purchaser by the Filing Date. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be, at the election of the Lead Purchaser, on Form S-1 or another appropriate form for such purpose) and shall contain a plan of distribution description and selling stockholder information description as mutually agreed by the Company and the Lead Purchaser; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. If the Company is a “well known seasoned issuer” (as defined in Rule 405) as of the date the Registration Statement is filed with the Commission, such Registration Statement shall be an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act). Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall notify the Holders via facsimile or by e-mail of the effectiveness of a Demand Registration Statement by 9:00 a.m. Eastern Time on the Trading Day immediately following the effective date of such Demand Registration Statement. The Company shall, by 9:30 a.m. Eastern Time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holders within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 6.1(h). The Lead Purchaser shall be entitled to an unlimited number of Demand Registration Statements until such time as the Lead Purchaser beneficially owns less than a Registrable Amount.

(b)       Notwithstanding the registration obligations set forth in Section 6.1(a), if the staff of the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company shall promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the staff of the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 6.2; provided, however, that prior to filing such amendment, the Company shall use diligent efforts to advocate with the staff of the Commission for the registration of all of the Registrable Securities in accordance with SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)       The Company shall not include in any Demand Registration Statement any securities which are not Registrable Securities without the prior written consent of the Lead Purchaser.

(d)       Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 6.1(h), if the staff of the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the staff of the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: (i) first, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and (ii) second, the Company shall reduce the Registrable Securities by removing such portion of the Registrable Securities and/or agreeing to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the Commission may require to assure the Company’s compliance with the requirements of Rule 415.

In the event of a cutback hereunder, the Company shall give the applicable Holders at least five (5) Trading Days prior written notice along with the calculations as to such Holders’ allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by the staff of the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended.

(e)       The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 promulgated by the Commission pursuant to the Securities Act is applicable) to become effective within one hundred twenty (120) days following the effective date of any Registration Statement required pursuant to this Section 6.1.

(f)       If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(g)       Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or an Affiliate of any Holder as any “underwriter” without the prior written consent of such Holder.

(h)       If: (i) a Registration Statement subject to Section 6.1(a) is not filed on or prior to the applicable Filing Date (if the Company files the Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 6.3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Lead Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Lead Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of two percent (2.0%) multiplied by the aggregate Subscription Amount paid by the Lead Purchaser pursuant to this Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section 6.1(h) in full within seven days after the date payable, the Company will pay interest thereon at a rate of eighteen percent (18%) per year (or such lesser maximum amount that is permitted to be paid by applicable law) to the Lead Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything to the contrary contained herein, any partial liquidated damages under this Section 6.1(h) shall cease to accrue on the six month anniversary or such later date as of which all Registrable Securities may be transferred without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, and provided, further, that partial liquidated damages under this Section 6.1(h) shall only be calculated based on the amount of Registrable Securities not otherwise included in an effective Registration Statement as of any applicable Event Date and any applicable monthly anniversary thereafter. The Company hereby acknowledges and agrees that the provisions of the immediately preceding sentence shall not limit any liquidated damages provisions contained elsewhere in this Agreement or in any other Transaction Document.

6.2       Piggy-Back Registrations. If, at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company determines to prepare and file with the Commission a registration statement relating to the sale of securities of the Company or proposes or is required to effect an underwritten offering of equity securities, in each case for its own account or the account of others, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement or in such offering, as the case may be, all or any part of such Registrable Securities such Holder requests to be registered or included in such offering; provided, however, that the Company shall not be required to register or include in such offering any Registrable Securities pursuant to this Section 6.2 that are the subject of a then effective Registration Statement that is available for resales or other dispositions by such Holder.

6.3       Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)       Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which any Holder shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports). Each Holder agrees to furnish to the Company a completed questionnaire in a form mutually agreed by the Company and the Holder on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section 6.3(a).

(b)       (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the staff of the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the staff of the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)       Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(d)       Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)       Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(f)       Furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities.

(g)       Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 6.3(c).

(h)       Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)       In connection with a Demand Registration Statement, enter into customary agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by the Lead Purchaser in order to expedite or facilitate the disposition of such Registrable Securities in such Demand Registration Statement, including preparing for and participating in a road show and all such other customary selling efforts as the underwriters, if any, reasonably request in order to expedite or facilitate such disposition.

(j)       In connection with a Demand Registration Statement, (i) make available for inspection by the Holders’ representatives, any underwriter participating in any disposition of such Registrable Securities, and any attorney for the Holders or such underwriter and any accountant or other agent retained by the Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries as will be reasonably necessary to enable them to conduct customary due diligence with respect to the Company and its Subsidiaries and the related Registration Statement and prospectus, and cause the representatives of the Company and its Subsidiaries to be made available to the Holders and their representatives for such diligence and supply all information reasonably requested by them; provided, however, that (x) records and information obtained hereunder will be used by such Person only to conduct such due diligence and (y) records or information that the Company determines, in good faith, to be confidential will not be disclosed by such Person unless (A) the disclosure of such records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related Prospectus, (B) the release of such records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or (C) necessary for defense in a legal action and (ii) as soon as practicable shall amend or supplement the Registration Statement and the related Prospectus as necessary and provide the Holders’ representatives and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related Prospectus.

(k)       RESERVED.

(l)       In connection with a Demand Registration Statement, use its commercially reasonable efforts to obtain and deliver to any underwriter and the Holders a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters or as such underwriter and the Lead Purchaser may reasonably request, including (x) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) as to certain other financial information for the period ending no more than five (5) Business Days prior to the date of such letter.

(m)       In connection with a Demand Registration Statement, use its commercially reasonable efforts to obtain and deliver to any underwriter and the Lead Purchaser a 10b-5 statement and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such underwriter and the Holders may reasonably request.

(n)       In connection with a Demand Registration Statement, enter into a written agreement with any underwriter selected by the Holders in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by the Company (it being understood that, unless required otherwise by the Securities Act or any other law, the Company will not require any Holder to make any representation, warranty or agreement in such agreement other than with respect to such Holder, the ownership of such Holder’s securities being registered and such Holder’s intended method of disposition).

(o)       If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(p)       Upon the occurrence of any event contemplated by Section 6.3(c), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 6.3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 6.3(n) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 6.1(h), for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any 12-month period.

(q)       Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(r)       Use its commercially reasonable efforts to cause all such Registrable Securities covered by a Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed.

(s)       Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(t)       The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

6.4       Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or “blue sky” laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder (including any underwriting discounts or commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities) or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

6.5       Miscellaneous.

(a)       No Piggy-back by other Persons. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements.

(b)      Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 6.3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 6.1(h).

Article VII
CONDITIONS PRECEDENT TO CLOSING

7.1       Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser:

(a)       Representations and Warranties. The representations and warranties of the Company contained in clauses (a) through (k) of Section 3.1 or that are qualified as to materiality shall be true and correct in all respects on the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date. All other representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)       Performance. The Company shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)       No Material Adverse Change. Since the date hereof, no event or series of events shall have occurred that has had a Material Adverse Effect.

(e)       No Suspensions of Trading in Common Stock. The Common Stock (i) shall be designated for listing or quotation on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below any minimum listing maintenance requirements of the Principal Trading Market.

(f)       Principal Trading Market Listing. The Company shall have filed with the Principal Trading Market, in the time and manner required by such Principal Trading Market, any additional shares listing application covering all of the Shares and the Shares shall be listed on and/or quoted for trading on the Principal Trading Market.

(g)       Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

7.2       Conditions Precedent to the Obligations of the Company to Sell the Shares. The Company’s obligation to sell and issue the Shares at the Closing to each Purchaser is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)       Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) on the date hereof, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)       Performance. The Purchaser shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)       Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

Article VIII
MISCELLANEOUS

8.1       Fees and Expenses. Except as otherwise provided for in Section 6.4, the Company and each Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchasers.

8.2       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

8.3       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 8.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given, if such notice or communication is delivered via electronic mail or any other method not identified in the preceding clauses (a) – (c). The address for such notices and communications shall be as follows:

If to the Company:	MRI Interventions, Inc.
5 Musick
Irvine, CA 92618
Telephone No.: (949) 900-6833
Facsimile No.: (949) 900-6834
Attention: Harold A. Hurwitz, Chief Financial Officer

With a copy to:	Bass, Berry & Sims PLC
100 Peabody Place, Suite 1300
Memphis, TN 38103
Telephone No.: (901) 543-5933
Facsimile No.: (901) 543-5999
Attention: Richard F. Mattern, Esq.

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person. Any notice or other communication or delivery provided on behalf of the Lead Purchaser shall be effective only to the extent that such notice or other communication or delivery was provided by or delivered to the Lead Purchaser Representative.

8.4       Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Lead Purchaser at the time of the amendment (which amendment shall be binding on all Purchasers) or, in the case of a waiver, by the party against whom enforcement of any such waiver provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5       Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Transaction Documents.

8.6       Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser at that time, except in the event of a merger or in connection with another entity acquiring all or substantially all of the Company’s assets. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchasers.”

8.7       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party is an intended third party beneficiary of Section 4.10.

8.8       Governing Law. This Agreement and the agreements, instruments, and documents contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction. In any Action or Proceeding between any of the parties arising out of or relating to this Agreement or any of the actions contemplated hereby, each party: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such Action or Proceeding shall be heard and determined exclusively in accordance with the preceding clause (b), (c) waives any objection to laying venue in any such Action or Proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (e) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.3 of this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.9       Survival.  Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares pursuant to the Closing.

8.10     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.11       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.12       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligation within the period therein provided, then such Purchaser may, in its sole discretion, rescind or withdraw any such notice, demand or election in whole or in part, without prejudice to its future actions and rights, upon written notice to the Company prior to the Company’s performance of the related obligation.

8.13       Replacement of Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

8.14       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

8.15       Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.16       Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date first indicated above.

MRI Interventions, Inc.

By:
Name:
Title:

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[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the Execution Date.

Subscription Amount: $_____________________________________________________

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: _________________________________________

Facsimile Number of Authorized Signatory: ______________________________________

EIN of Purchaser:___________________________________________________________

Address for Notice to Purchaser:

_______________________
_______________________
_______________________

With a copy to:

_______________________
_______________________
_______________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

_______________________
_______________________
_______________________

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